Calculation of Filing Fee Tables
S-8
Lion Copper Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares, without par value	Other	798,484	$ 4.74	$ 3,784,814.16	0.000087	$ 329.28
Total Offering Amounts:						$ 3,784,814.16		$ 329.28
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 329.28
Offering Note
[1]	Consists of common shares of Lion Copper Corp. (the "Registrant") to be issued or delivered pursuant to awards granted or to be granted under the Registrant's 2026 Stock and Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act, this registration statement also includes an indeterminate number of additional securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar events. Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. (2) Represents the number of shares reserved for issuance under the Plan, adjusted to reflect the Registrant's consolidation of its issued and outstanding common shares on the basis of one post-consolidation common share for every twenty-seven (27) pre-consolidation common shares, effective September 14, 2026. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high (C$7.00) and low (C$6.50) prices of the Registrant's common shares as reported on the Canadian Securities Exchange on October 2, 2026, a date within five (5) business days prior to the filing of this Registration Statement, converted into U.S. dollars at the Bank of Canada daily exchange rate on October 2, 2026 of US$1.00 = C$1.4246.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources